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                                                                     Exhibit 21


                            FIRST BANK SYSTEM, INC.
                     BANKING AND NON-BANKING SUBSIDIARIES



                           Bank and Trust Operations
                           -------------------------
MINNESOTA
---------
                  First Bank National Association
                  First National Bank of East Grand Forks
                  First Trust National Association
ARIZONA
-------
                  First Trust Company of Arizona (Inactive)
CALIFORNIA
----------
                  First Trust of California, National Association
COLORADO
--------
                  Colorado National Bank
                  Colorado National Bank Aspen
ILLINOIS
--------
                  First Bank National Association
                  First Trust of Illinois, National Association
MONTANA
-------
                  First Bank Montana, National Association
                  First Trust Company of Montana National Association
NEBRASKA
--------
                  First Bank National Association
NEW YORK
--------
                  First Trust of New York, National Association
NORTH DAKOTA
------------
                  First Bank, fsb
                  First Trust Company of North Dakota National Association
OREGON
------
                  First Trust Oregon
SOUTH DAKOTA
------------
                  First Bank of South Dakota (National Association)
WASHINGTON
----------
                  First Trust Washington
WISCONSIN
---------
                  First Bank (National Association)

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                           NON-BANKING SUBSIDIARIES
                           ------------------------
                                                            State of
Subsidiary                                                  Incorporation
----------                                                  -------------

FBS Associated Properties, Inc.                             Minnesota

FBS Card Services, Inc.                                     Minnesota

FBS Cayman Ltd. - (Inactive)                                Cayman Islands

FBS Community Development Corporation                       Minnesota

FBS Credit Services, Inc.                                   Minnesota

FBS Information Services Corporation                        Minnesota

FBS Portfolio, Inc.                                         Minnesota

FBS Service Center, Inc.                                    North Dakota

FBS Trade Services Limited                                  Hong Kong

FBS Venture Capital Corporation                             Minnesota

First Bank System Foundation                                Minnesota

First Building Corporation                                  Minnesota

First Group Royalties, Inc.                                 Minnesota

First System Agencies, Inc.                                 Delaware

First System Services, Inc.                                 Minnesota

Marquette Information Services, Inc. (inactive)             Minnesota

Marquette Insurance Agency, Inc. (inactive)                 Minnesota

Colorado National Bankshares, Inc.                          Colorado

Boulevard Bancorp, Inc.                                     Delaware

Boulevard Technical Services, Incorporated                  Illinois